Exhibit 10.32

THIS AGREEMENT is made this 28th day of November 2005

BETWEEN:

(1)                                  19 RECORDINGS LIMITED of 33 Ransome’s Dock, 35-37 Parkgate Road, London SW11 4NP (“19”) and

(2)                                  RONAGOLD LIMITED of Bedford house, (69-79 Fulham High Street. London SW6 3JW (“Ronagold”).

WHEREAS

(A)                              Reference is made to the following agreements:

(i)                                   between 19 and Ronagold dated 8th February 2002 (“the Agreement”) as the same has been amended by clauses 15 to 18 and Exhibit B of the agreement between 19 and Ronagold and BMG UK & Ireland Limited dated 14th October 2004 (“the Settlement Agreement”) (the Agreement and the Settlement Agreement shall together be called “the Original Agreement”);

(ii)                                between 19 and 19 TV Limited and Simco Limited t/a Syco Music (“Syco”) and 19 Entertainment Limited and CKX UK Holdings Limited and Sony BMG Entertainment (UK) Limited dated of even date herewith (“the Syco Agreement”).

(B)                                The parties have agreed to vary and supplement the terms of the Original Agreement on the terms contained herein.

NOW IT IS AGREED as follows:

1.1                               In consideration of the sum of one pound (£1) paid by Ronagold to 19 (receipt of which 19 hereby acknowledges) (and other good and valuable consideration the validity and sufficiency of which 19 hereby acknowledge) 19 hereby agrees to extend the terms of clause 3 of the Agreement so as to give and grant to the ROW Designee in each Relevant Territory (excluding the UK and USA) the option to become the Local Record Company in relation to further Series beyond the fourth Series in such Relevant Territory in accordance with clause 2 below.

1.2                               The said option shall apply to each Qualifying Series for each Relevant Territory (on a Qualifying Series by Qualifying Series and Relevant Territory by Relevant Territory basis).

1.3                               For the purposes hereof “Qualifying Series” shall mean each Series in each Relevant Territory (after the first, second, third and fourth Series which are dealt with in the Original Agreement) made during the Term of the Syco Agreement (as defined therein) PROVIDED THAT if the Term expires during production of a particular Series in any Relevant Territory then if more than fifty per cent (50%)

of the television programmes in such Series have been made during the Term then such Series shall be a Qualifying Series.

2.1                               19 hereby grants to ROW Designee for a Relevant Territory an exclusive irrevocable (subject to clause 13 of the Agreement) option to designate the Local Record Company in relation to each Qualifying Series in such Relevant Territory (an a Qualifying Series by Qualifying Series and Relevant Territory by Relevant Territory basis) upon the same terms and conditions (set out in clauses 3.2 to 3.10 of the Agreement as amended) as for the first Series in that Relevant Territory.

2.2.                            All other terms and conditions of the Original Agreement shall apply as if the options contained herein for additional Series beyond the fourth Series in each Relevant Territory were contained in the Original Agreement in the first place (save as the same may be expressly varied herein).

3.                                     The parties agree to further vary and amend the terms of the Original Agreement with effect from the date hereof as follows:-

3.1                               clause 12.2 shall be amended so that “the Group” shall in lieu of the 19 Management Limited group of companies refer to the 19/CKX UK Holdings group of companies;

4.                                     The parties further agree to clarify and confirm the following matters:

4.1                               in clause 18 of the Settlement agreement the Override Royalty for singles and audio visual devices (including DVD’s) of recordings referred to therein shall he a flat rate of six per cent (6%) with a twenty- five per cent (25%) packaging deduction;

4.2                               where the Local Record Company for a particular Relevant Territory has been designated then in respect of further Series in such Relevant Territory 19 shall simultaneously serve the notice specified in clause 3.2 of the Agreement on both Ronagold and the ROW Designee concerned and either Ronagold (on behalf of the ROW Designee) or the ROW Designee may exercise the option in clause 3.1.

5.1                               Words and phrases used herein shall unless separately defined herein bear the meanings attributed thereto in the Original Agreement.

5.2                               “Relevant Territory” shall mean the country or countries for which Television Rights are granted to a Local TV Company but excluding any such countries in which a Series has been broadcast prior to the date hereof in respect of which Ronagold has failed to exercise its right to designate the Local Record Company in such Series pursuant to clause 3.1 of the Agreement or in respect of which the ROW Designee has failed to exercise its right to become the Local Record Company for a subsequent Series in such country.

6.                                     Save as varied and supplemented herein the Original Agreement shall remain in full farce and effect.

7.                                     This agreement shall be governed by the laws of England whose courts shall have exclusive jurisdiction.

IN WITNESS WHEREOF

SIGNED by	)
)
)
/s/	)
for and on behalf of))
19 RECORDINGS LIMITED	)
in the presence of:-)

SIGNED by	)
)
)
/s/	)
for and on behalf of))
RONAGOLD LIMITED))
in the presence of:-)

/s/